UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 30, 2005
infoUSA Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)
(402) 593-4500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     infoUSA Inc. (the “Company”), as successor to Donnelley Marketing, Inc, and First Data Solutions LLC (“FDS”), as successor to First Data Resources, Inc., have been parties to an Amended and Restated Database License Agreement dated July 23, 1999 (the “License Agreement”). The License Agreement had an original term of 9 years, ending June 30, 2008. The Company and FDS have agreed to terminate the License Agreement effective as of December 31, 2005. In connection with the termination of the License Agreement, FDS has made a lump-sum payment to the Company in satisfaction of any and all royalties or other financial obligations that FDS had or could be deemed to have to the Company by virtue of the License Agreement. Under the License Agreement, the Company provided FDS with access to databases and related services. The Company will continue to provide FDS with access to databases and related services on terms offered by the Company in the ordinary course of its business.
ITEM 7.01 REGULATION FD DISCLOSURE
     On December 30, 2005, the Company issued a press release regarding the total amount of indebtedness repaid by the Company in the fourth quarter of the fiscal year ending December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits. The following exhibit is furnished herewith:
     Exhibit 99.1 Press Release dated December 30, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc. (Registrant)
Date: December 30, 2005	By:	/s/ RAJ DAS
Raj Das,
Chief Financial Officer

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press Release dated December 30, 2005